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                     FORM OF AMENDMENT NO. 1 TO AGREEMENTS


                  THIS AMENDMENT NO. 1 TO THE AGREEMENTS, dated as of November 4, 1999, is between Giant Cement Holding, Inc., a Delaware corporation (the
"Company"), and                  (the "Executive").

                  WHEREAS, the parties have entered into an employment
agreement, dated as of                      (the "Employment Agreement") and a
change in control agreement, dated as of                      (the "Change in
Control Agreement")(collectively, the "Agreements"); and

                  WHEREAS, the Company desires to enter into an Agreement and Plan of Merger with Cementos Portland, S.A. ("CP") and CP Acquisition, Inc., a subsidiary of CP (the "Buyer") (the "Merger Agreement"); and

                  WHEREAS, the Merger Agreement provides, among other things, that, subject to the satisfaction or waiver of certain conditions, Buyer will be merged with the Company (the "Merger"); and

                  WHEREAS, Executive and the Company desire to clarify that consummation of the Merger will not, by itself, constitute "Good Reason" under the Agreements; and

                 WHEREAS, the Company and the Executive desire to amend the terms of the Agreements pursuant to the terms hereof;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

                  1.       Amendment.

         (a) Section 3(i) of the Change in Control Agreement is hereby amended effective as of the date of the execution of the Merger Agreement by adding the following sentence to the end thereof:

                  "Notwithstanding anything to the contrary in this Agreement, in the event of the consummation of the Merger, for purposes of this Agreement, (x) any change in the Executive's status as
                  a                                        of a publicly traded
                  corporation to a                                         of a
                  privately-held subsidiary of CP shall not, by itself, be considered an event under Section 3(i)(A) constituting "Good Reason", or (y) the failure to provide the Executive with participation in any stock option or other equity based compensation plans, shall not constitute "Good Reason". The Executive and the Company agree that as soon as practicable following the Merger, the Company will institute a cash incentive bonus arrangement based on defined performance standards to be mutually agreed upon by the Executive and the Company for the benefit of the



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                  Executive which shall be comparable in value and consistent with the past practice of the Compensation Committee in granting stock options for the benefit of the Executive prior to the Merger."

         (b) Section 7.04(b) of the Employment Agreement is hereby amended effective as of the date of the execution of the Merger Agreement by adding the following sentence to the end thereof:

                  "Notwithstanding anything to the contrary in this Agreement, in the event of the consummation of the Merger, for purposes of this Agreement, (i) any change in the Executive's status as
                  a                                        of a publicly traded
                  corporation to a                                        of a
                  privately-held subsidiary of CP shall not, by itself, be considered a circumstance under Section 7.04(b)(i) constituting "Good Reason", or (ii) the failure to provide the Executive with participation in any stock option or other equity based compensation plans, shall not constitute "Good Reason". The Executive and the Company agree that as soon as practicable following the Merger, the Company will institute a cash incentive bonus arrangement based on defined performance standards to be mutually agreed upon by the Executive and the Company for the benefit of the Executive which shall be comparable in value and consistent with the past practice of the Compensation Committee in granting stock options for the benefit of the Executive prior to the Merger."

                  2. Arbitration. Any disputes in connection with this Amendment No. 1 shall be governed by Section 17 of the Change in Control Agreement.

                  3. Confirmation. Except as amended by this Amendment No. 1, the Agreements shall remain in full force and effect.

                  4. Instruments to be Read Together. This Amendment No. 1 shall form a part of the Agreements for all purposes and the Agreements and this Amendment No. 1 shall henceforth be read together.

                  5. Counterparts. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                         [SIGNATURES BEGIN ON NEXT PAGE]

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                                SIGNATURE PAGE TO
                          AMENDMENT NO. 1 TO AGREEMENTS



                  IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Agreements on the date and year first above written.

                                                  GIANT CEMENT HOLDING, INC.


                                                  By:_________________________





                                                  EXECUTIVE



                                                  ___________________________





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